Exhibit 10.18

CONFIDENTIAL

STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (this “Agreement”) is entered into as of November 13, 2019 and effective as of Closing (as defined below), by and among Grid Dynamics Holdings, Inc., a Delaware corporation (f/k/a ChaSerg Technology Acquisition Corp.) (the “Company”), Automated Systems Holdings Limited, a company incorporated in Bermuda with limited liability (the “ASL”), GDB International Investment Limited, a British Virgin Islands corporation and a wholly-owned subsidiary of ASL (“GDB”), GDD International Holding Company, a Delaware corporation and a wholly-owned subsidiary of GDB (“GDD” and, together with GDB, the “ASL Holding Subs”), ChaSerg Technology Sponsor LLC, a Delaware limited liability company (the “Sponsor”), BGV Opportunity Fund L.P., a Delaware limited liability partnership (“BGV”), Victoria Livshitz, Victoria Livschitz Charitable Trust, Livchitz Children’s Charitable Trust, O. Fox Charitable Trust, Leonard Livschitz, VLSK2019 LLC, a Washington limited liability company (“VLSK2019” and, together with any individual or entity who hereafter becomes a party to this Agreement pursuant to Section 14, the “Voting Parties” and each a “Voting Party”) and Grid Dynamics International, Inc., a California Corporation (the “Seller”) solely for the purpose of Section 15 hereto.

RECITALS

WHEREAS, Company, Seller, CS Merger Sub 1 Inc., a California corporation and a wholly-owned subsidiary of the Company (“Merger Sub 1”) and CS Merger Sub 2 LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”), among other parties, have entered into an Agreement and Plan of Merger dated as of November, 2019 (as the same may be amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other things, (i) Merger Sub 1 will merge with and into the Seller, with the Seller continuing as the initial surviving entity (the “Initial Merger”), and (ii) the Seller will then merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity (the “Second Step Merger” and, together with the Initial Merger, the “Mergers”) and a wholly-owned subsidiary of the Company, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the CGCL, the DGCL and the DLLCA;

WHEREAS, the Sponsor, the Company, ASL, ASL Holding Subs, BGV and certain other parties are party to certain lock-up agreements which contain certain transfer restrictions concerning securities of the Company held by the Voting Parties (each such agreement, the “Lock Up Agreement”);

WHEREAS, the Sponsor, the Company, ASL, ASL Holding Subs, BGV, Victoria Livshitz, Leonard Livshitz, VLSK2019, and certain other parties will enter into an Amended and Restated Registration Rights Agreement, dated as of the Closing (as defined below), which contains certain registration rights concerning securities of the Company held by the Voting Parties (as it may be amended, supplemented, restated or modified from time to time, the “Registration Rights Agreement”);

WHEREAS, in connection with the Mergers, the Voting Parties have agreed to execute and deliver this Agreement;

WHEREAS, as of immediately following the closing of the Mergers (the “Closing”) each of the Voting Parties Beneficially Owns (as defined below) the respective number of shares of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”), set forth on Annex A hereto;

WHEREAS, the Voting Parties in the aggregate Beneficially Own (as defined below) shares of Common Stock representing more than fifty percent (50%) of the outstanding voting power of the Company;

WHEREAS, the number of shares of Common Stock Beneficially Owned by each Voting Party may change from time to time, in accordance with the terms of (i) the Certificate of Incorporation of the Company, as it may be amended, supplemented or restated from time to time (the “Charter”), (ii) the by-laws of the Company, and (iii) the Registration Rights Agreement, which changes shall be reported by each Voting Party in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

WHEREAS, each of the Voting Parties believes that it is in their respective best interests to qualify the Company as a “controlled company” under the listing rules of Nasdaq; and

WHEREAS, the parties hereto desire to maintain a group and to enter into this Agreement to provide for voting agreements pursuant to which all of the Voting Parties’ shares of Common Stock will be voted together with respect to elections of the Company’s Board of Directors (the “Board”).

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used herein but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated when used in this Agreement with initial capital letters:

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Independent Director” shall mean a director that qualifies as an “Independent Director” under Rule 5602(a)(2) of the Nasdaq Corporate Governance Requirements (or the equivalent rules of any other stock exchange in which the Company’s securities are then listed).

“Lock-Up Period” shall mean either the “Private Placement Lock-Up Period”, the “Founder Shares Lock-Up Period” or the “Grid Holder Lock-Up Period”, each as defined in the Registration Rights Agreement, or the “Lock-Up Period” as defined in the relevant Lock-Up Agreement, as applicable to each Voting Party.

“Nasdaq” means the NASDAQ Capital Market.

“Necessary Action” means, with respect to any party and a specified result, all actions (to the extent such actions are not prohibited by applicable law, within such party’s control and do not directly conflict with any rights expressly granted to such party in this Agreement, the Merger Agreement, the Registration Rights Agreement, the Charter or the bylaws of the Company) reasonably necessary or desirable within his, her or its control to cause such result, including, without limitation, (i) calling special meetings of the Board and he stockholders of the Company, (ii) voting or providing a proxy with respect to the Voting Shares beneficially owned by such party, (iii) causing the adoption of stockholders’ resolutions and amendments to the Charter or by-laws of the Company, (iv) executing agreements and instruments, (iv) causing members of the Board (to the extent such members were elected, nominated or designated by the party obligated to undertake such action) to act (subject to any applicable fiduciary duties) in a certain manner or causing them to be removed in the event they do not act in such a manner and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such a result.

“Permitted Transferees” shall have the meaning ascribed to such term in the Registration Rights Agreement, as applicable to each Voting Party.

2. Agreement to Vote. During the term of this Agreement, each Voting Party shall vote or cause to be voted all securities of the Company that may be voted in the election of the Company’s directors registered in the name of, or beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, excluding shares of stock underlying unexercised options or warrants or any other security exercisable or convertible for shares of Common Stock) (“Beneficially Owned” or “Beneficial Ownership”) by such Voting Party, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof (hereinafter referred to as the “Voting Shares”), in accordance with the provisions of this Agreement, including, without limitation, voting or causing to be voted all Voting Shares Beneficially Owned by such Voting Party so that the Board is comprised of the Persons designated pursuant to Subsection 3(a). Except as explicitly provided in this Agreement, each Voting Party is free to vote or cause to be voted all Voting Shares Beneficially Owned by such Voting Party.

3. Board of Directors.

a. Board Representation. Subject to the terms and conditions of this Agreement, from the date of this Agreement, the Company and each Voting Party shall take all Necessary Action (including by including in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of the stockholders of the Company, including at every adjournment or postponement thereof) to cause, effective immediately following the Effective Time, the Board to be comprised of 8 directors:

i. 1 of whom shall be the then-serving Chief Executive Officer of the Company (the “CEO Designee”), as set forth on Exhibit A hereto, provided that the CEO Designee shall serve as a Class I Director (as defined in the Charter).

ii. 2 of whom (the “ASL Designees” and each an “ASL Designee”) have been initially designated as set forth on Exhibit A hereto and shall thereafter be designated by ASL; provided that, ASL will be entitled to designate the number of ASL Designees set forth below for so long as ASL Beneficially Owns the corresponding percentage of Voting Shares set forth below, such percentage to be calculated based on the number of Voting Shares then Beneficially Owned by ASL as a percentage of the number of all then outstanding Voting Shares. One ASL Designee shall be designated as a Class II director and one ASL Designee shall be designated as a Class III director (each as defined in the Charter):

Percentage	Number of ASL Designees
10% or greater	2
5% or greater	1
Less than 5%	0

iii. 2 of whom (the “Sponsor Designees” and each a “Sponsor Designee”) have been initially designated as set forth on Exhibit A hereto and shall thereafter be designated by the Sponsor; provided that, Sponsor will be entitled to designate the number of Sponsor Designees set forth below for so long as Sponsor Beneficially Owns the corresponding percentage of Voting Shares set forth below, such percentage to be calculated based on the number of Voting Shares then Beneficially Owned by Sponsor as a percentage of the number of all then outstanding Voting Shares. All Sponsor Designees must be Independent Directors, and if either Sponsor Designee is determined by the Company, on the advice of counsel, to no longer be Independent Directors, then the Company and all Voting Parties shall take all Necessary Action to cause the removal of such Sponsor Designee, the Sponsor shall designate replacement nominees who qualify as Independent Directors and the Company and the Voting Parties shall take all Necessary Action to elect such individual in lieu of such Sponsor Designee. One Sponsor Designee shall be designated a Class II director and one Sponsor Designee shall be designated as a Class III director (each as defined in the Charter):

Percentage	Number of Sponsor Designees
10% or greater	2
5% or greater	1
Less than 5%	0

; and

iv. 3 of whom (the “Unaffiliated Designee”, together with the CEO Designee, ASL Designees and the Sponsor Designees, the “Designees”) have been initially designated as set forth on Exhibit A hereto and shall thereafter be designated as follows: (1) for so long as the ASL and the Sponsor are each entitled to designate at least one director to the Board pursuant to Section 3(a)(i) and Section 3(a)(ii), by mutual agreement of ASL and Sponsor, and (2) thereafter, by the remaining Board members of the Company in accordance with the nomination procedures established by the Board. All Unaffiliated Designees must be both Independent Directors and also be qualified to serve on the audit committee under the Nasdaq Corporate Governance Requirement, and if any Unaffiliated Designee is determined by the Company, on the advice of counsel, to no longer satisfy such requirements, then the Company and all Voting Parties shall take all Necessary Action to cause the removal of such Unaffiliated Designee, replacement Unaffiliated Designees shall be selected by the process described above, and the Company and the Voting Parties shall take all Necessary Action to elect such individual in lieu of such Unaffiliated Designee. Two Unaffiliated Designee shall serve as Class I directors (as defined in the Charter) and one Unaffiliated Designee shall serve as a Class II director.

b. Decrease in Designees.

i. Upon any decrease in the number of directors that a Voting Party is entitled to designate for nomination to the Board, such Voting Party shall take all Necessary Action to cause the appropriate number of Designees to offer to tender their resignation within five (5) business days of such decrease, such resignation to be effective three (3) months after such decrease and subject to acceptance by the Board. The resignation of such Designee shall be effective upon the acceptance by the Board of such resignation.

ii. If as a result of the provisions of Section 3(a) or Section 3(b) there are seats on the Board for which none of ASL or the Sponsor have the right to designate a director, the selection of such director, who shall not be an Affiliate of either ASL or the Sponsor, shall be conducted in accordance with applicable law and with the Charter, by-laws of the Company, and the other corporate governance documents of the Company.

c. Resignation; Removal; Vacancies.

i. Any Designee may resign at any time upon written notice to the Board.

ii. Except as provided in this Section 3(c), and subject to the Charter, (A) ASL shall have the exclusive right to remove the ASL Designees from the Board, and the Company and the Voting Parties shall take all Necessary Action to cause the removal of any such ASL Designee at the written request of ASL and (B) ASL shall have the exclusive right, in accordance with Subsection 3(a)(ii), to designate directors for election to the Board to fill vacancies created by reason of expiration of term, death, removal or resignation of ASL Designees, and the Company and the Voting Parties shall take all Necessary Action to cause any such vacancies to be filled by replacement ASL Designees as promptly as reasonably practicable. Notwithstanding anything to the contrary in this paragraph, ASL shall not have the right to designate a replacement ASL Designee, and the Company and the Voting Parties shall not be required to take any action to cause any vacancy to be filled by any such Designee, to the extent that election or appointment of such Designee to the Board would result in a number of directors designated by ASL in excess of the number of directors that ASL is then entitled to designate for membership on the Board pursuant to this Agreement.

iii. Except as provided in this Section 3(c), and subject to the Charter, (A) the Sponsor shall have the exclusive right to remove the Sponsor Designees from the Board, and the Company and the Voting Parties shall take all Necessary Action to cause the removal of any such Sponsor Designee at the written request of the Sponsor and (B) the Sponsor shall have the exclusive right, in accordance with Subsection 3(a)(iii), to designate directors for election to the Board to fill vacancies created by reason of expiration of term, death, removal or resignation of Sponsor Designees, and the Company and the Voting Parties shall take all Necessary Action to cause any such vacancies to be filled by replacement Sponsor Designees as promptly as reasonably practicable. Notwithstanding anything to the contrary in this paragraph, the Sponsor shall not have the right to designate a replacement Sponsor Designee, and the Company and the Voting Parties shall not be required to take any action to cause any vacancy to be filled by any such Designee, to the extent that election or appointment of such Designee to the Board would result in a number of directors designated by the Sponsor in excess of the number of directors that the Sponsor is then entitled to designate for membership on the Board pursuant to this Agreement, or who is not an Independent Director.

iv. If at any time, a director has violated or otherwise failed to comply with the Charter, by-laws, governance guidelines or other corporate governance documents of the Company, then, by a majority vote of all other directors (excluding, in the case of an ASL Designee, the other ASL Designee and, in the case of a Sponsor Designee, the other Sponsor Designee), a director may be removed from the Board (notwithstanding clauses ii or iii) above, and in the case of such removal, either ASL or the Sponsor (as the case may be) shall be entitled to designate a replacement nominee for service on the Board.

v. Any replacement designee shall be of the same class of directors as the individual that he/she is replacing.

d. Committees. In accordance with the Charter, by-laws, and other corporate governance documents of the Company, the Board may from time to time by vote or resolution establish and maintain one or more committees of the Board, each committee to consist of one or more Designees. Subject to applicable laws, stock exchange regulations and applicable listing requirements, including Rule 5605 of the Nasdaq Listing Rules, ASL and the Sponsor shall have the right to have an ASL Designee and a Sponsor Designee, respectively, appointed to serve on each committee of the Board for so long as such Voting Party has the right to designate at least one director for election to the Board. The Voting Parties and the Company shall take all Necessary Action to cause the initial composition of certain committees of the Board to be agreed between ASL, Sponsor and the Company.

e. Board Observer. Subject to applicable laws and stock exchange regulations and applicable listing requirements, Steven Fletcher shall have the right to be an observer (the “Sponsor Board Observer”) at any open meeting of the Board, with such right to be terminated the earlier of (A) the date when Sponsor ceases to have the right to designate at least one (1) director for nomination under this Agreement, or (B) twelve (12) months after the date of this Agreement. The Board may exclude the Sponsor Board Observer from access to any Board materials or information or meeting or portion thereof or written consent if the Board determines, in good faith, that such access would reasonably be expected to result in a conflict of interest with the Company; provided, that such exclusion shall be limited to the portion of the materials or information or meeting or written consent that is the basis for such exclusion and shall not extend to any portion of the materials or information or meeting or written consent that does not involve or pertain to such exclusion. The Board may exclude the Sponsor Board Observer from access to any committee materials or information or meeting or portion thereof.

f. Chairperson. For so long as Sponsor is entitled to designate at least one director for election to the Board, the Voting Parties and the Company shall take all Necessary Action to cause the Chairperson of the Board to be Lloyd Carney, for so long as he is a Sponsor Designee.

g. Voting. Each of the Company and the Voting Parties agree not to take, directly or indirectly, any actions that would frustrate, obstruct or otherwise affect the provisions of this Agreement and the intention of the parties hereto with respect to the composition of the Board as herein stated. Each Voting Party, to the extent not prohibited by the Charter, each shall vote all Voting Shares held by such Voting Party in such manner as may be necessary to elect and/or maintain in office as members of the Board those individuals designated in accordance with this Section 3 and to otherwise effect the intent of the provisions of this Agreement.

4. [Reserved].

5. Representations and Warranties of each Voting Party. Each Voting Party on its own behalf hereby represents and warrants to the Company and the other voting Party, severally and not jointly, with respect to such Voting Party and such Voting Party’s ownership of his, her or its Voting Shares set forth on Annex A, as follows:

a. Organization; Authority. If Voting Party is a legal entity, Voting Party (i) is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. If Voting Party is a natural person, Voting Party has the legal capacity to enter into this Agreement and perform his or her obligations hereunder. If Voting Party is a legal entity, this Agreement has been duly authorized, executed and delivered by Voting Party. This Agreement constitutes a valid and binding obligation of Voting Party enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

b. No Consent. Except as provided in this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Voting Party is required in connection with the execution, delivery and performance of this Agreement. If Voting Party is a natural person, no consent of such Voting Party’s spouse is necessary under any “community property” or other laws for the execution and delivery of this Agreement or the performance of Voting Party’s obligations hereunder. If Voting Party is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

c. No Conflicts; Litigation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (A) if such Voting Party is a legal entity, conflict with or violate any provision of the organizational documents of Voting Party, or (B) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Voting Party or to Voting Party’s property or assets, except, in the case of clause (B), that would reasonably be expected to impair the parties ability to fulfill their obligations under this Agreement. As of the date of this Agreement, there is no Action pending or, to the knowledge of a Voting Party, threatened, against such Voting Party or any of Voting Party’s Affiliates or any of their respective assets or properties that would materially interfere with such Voting Party’s ability to perform his, her or its obligations pursuant to this Agreement or that would reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

d. Ownership of Shares. Voting Party Beneficially Owns his, her or its Voting Shares free and clear of all Encumbrances. Except pursuant to this Agreement, the Merger Agreement, and the Registration Rights Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Voting Party is a party relating to the pledge, acquisition, disposition, Transfer or voting of Voting Shares and there are no voting trusts or voting agreements with respect to the Voting Shares. Voting Party does not Beneficially Own (i) any shares of Common Stock other than the Voting Shares set forth on Annex A and (ii) any options, warrants or other rights to acquire any additional shares of Common Stock or any security exercisable for or convertible into shares of Common Stock, other than as set forth on Annex A (collectively, “Options”).

6. Covenants of the Company.

a. The Company shall: (i) use its reasonable best efforts to take any and all action reasonably necessary to effect the provisions of this Agreement and the intention of the parties with respect to the terms of this Agreement; (ii) not take any action that would reasonably be expected to adversely affect the rights of the ASL under this Agreement without the prior written consent of the ASL; and (iii) not take any action that would reasonably be expected to adversely affect the rights of the Sponsor under this Agreement without the prior written consent of the Sponsor.

b. The Company shall use its reasonable best efforts to (i) maintain in effect at all times customary directors insurance coverage and (ii) cause the Charter and by-laws of the Company (each as may be further amended, modified or supplemented) to at all times provide for the indemnification, exculpation and advancement of expenses of all directors to the fullest extent permitted under applicable law.

c. The Company shall pay all reasonable out-of-pocket expenses incurred by the Designees in connection with the performance of his or her duties as a director and in connection with his or her attendance at any meeting of the Board. The Company shall enter into customary indemnification agreements with each Designee and officer of the company from time to time.

d. At the written request of either (1) all ASL Designees then in-office, or (2) all Sponsor Designees then in-office, the Company shall call a special meeting of its shareholders. In such written request, the requesting directors shall provide all the information contemplated by either Section 2.4 and/or Section 2.5 of the Bylaws of the Company, as the case may be.

7. No Other Voting Trusts or Other Arrangement. Each Voting Party shall not, and shall not permit any entity under Voting Party’s control to, (i) deposit any Voting Shares or any interest in any Voting Shares in a voting trust, voting agreement or similar agreement, (ii) grant any proxies, consents or powers of attorney or other authorization or consent with respect to the Voting Shares or (iii) subject any of the Shares to any arrangement with respect to the voting of the Voting Shares, in each case, that conflicts with or prevents the implementation of this Agreement.

8. Additional Shares. Each Voting Party agrees that all securities of the Company that may vote in the election of the Company’s directors that such Voting Party purchases, acquires the right to vote or otherwise acquires Beneficial Ownership of (including by the exercise or conversion of any security exercisable or convertible for shares of Common Stock) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Voting Shares for all purposes of this Agreement.

9. No Agreement as Director or Officer. Voting Party is signing this Agreement solely in his, her or its capacity as a stockholder of the Company. No Voting Party makes any agreement or understanding in this Agreement in such Voting Party’s capacity as a director or officer of the Company or any of its subsidiaries (if Voting Party holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Voting Party in his, her or its capacity as a director or officer of the Company, and no actions or omissions taken in such Voting Party’s capacity as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Voting Party from exercising his or her fiduciary duties as an officer or director to the Company or its stockholders.

10. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entitled at law or in equity, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtain any remedy referred to in this Section 10, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

11. Termination. Following the Effective Time, this Agreement shall terminate automatically (without any action by any party hereto) on the first date on which no Voting Party has the right to designate a director to the Board under this Agreement.

12. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company, ASL and the Sponsor. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Annex A to this Agreement may be amended by the Company immediately prior to closing, without the consent of any other party, in order to reflect the actual number of shares of Common Stock held by each Voting Party immediately following the Closing and Exhibit A to this Agreement may be amended by the Company immediately prior to closing, without the consent of any other party, to reflect the designees actually selected by the parties to the Merger Agreement.

13. Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by Voting Parties shall become Voting Shares for purposes of this Agreement. During the term of this Agreement, all dividends and distributions payable in cash with respect to the Voting Shares shall be paid, as applicable, to each of the undersigned Voting Parties and all dividends and distributions payable in Common Stock or other equity or securities convertible into equity with respect to the Voting Shares shall be paid, as applicable, to each of the undersigned Voting Parties, but all dividends and distributions payable in Common Stock or other equity or securities convertible into equity shall become Voting Shares for purposes of this Agreement.

14. Assignment.

a. Neither this Agreement, nor any of the rights, duties, interests or obligations of the Company hereunder, shall be assigned or delegated by the Company in whole or in part.

b. Prior to the expiration of the Lock-Up Period to the extent applicable to such Voting Party, no Voting Party may assign or delegate such Voting Party’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Voting Shares by such Voting Party to a Permitted Transferee in accordance with the terms of the Registration Rights Agreement, as applicable, and this Section 14.

c. This Agreement and the provisions hereof shall inure to the benefit of, shall be enforceable by and shall be binding upon the respective assigns and successors in interest of the Voting Parties, including with respect to any of such Voting Party’s Voting Shares that are transferred to a Permitted Transferee in accordance with the terms of this Agreement, and the Registration Rights Agreement.

d. No assignment by any party hereto (including pursuant to a transfer of any Voting Party’s Voting Shares) of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company or any other party hereto unless and until each of the other parties hereto shall have received (i) written notice of such assignment as provided in Section 22 and (ii) the executed written agreement of the assignee, in a form reasonably satisfactory to each of the other parties hereto, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement) as fully as if it were an initial signatory hereto. Each Voting Party shall not permit the transfer of any such Voting Party’s Voting Shares to a Permitted Transferee unless and until the person to whom such securities are to be transferred have executed a written agreement as provided in clause (ii) of the preceding sentence.

e. Any transfer or assignment made other than as provided in this Section 14 shall be null and void.

15. Additional Agreements. To the extent any undersigned Voting Party is also party to (i) that certain Investor’s Rights Agreement, dated as of April 2019, by and between the Seller and BGV Opportunity Fund, L.P. (the “BGV IRA”), (ii) that certain Amended and Restated Investors’ Rights Agreement, dated as of July 31, 2015, by and between the Seller, the Investors, and the Key Holders (as such capitalized terms are defined therein) (the “Investor IRA”), and/or (iii) the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of July 31, 2015, by and between the Seller and the Shareholders (as such capitalized terms are defined therein) (the “ROFR Agreement” and, together with the BGV IRA and the Investor IRA, the “Investor Agreements”) such Voting Party and Seller, each confirm and agree that effective as of, and contingent upon, the Closing, each of the Investor Agreements shall be terminated in its entirety.

16. Other Rights. Except as provided by this Agreement, each Voting Party shall retain the full rights of a holder of capital stock of the Company with respect to the Voting Shares, including the right to vote the Voting Shares subject to this Agreement.

17. Severability. In the event that any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

18. Governing Law. This Agreement, the rights and duties of the parties hereto, any disputes (whether in contract, tort or statute), and the legal relations between the parties arising hereunder shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware without reference to its conflicts of laws provisions.

19. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought against any of the parties in the United States District Court for the District of Delaware or any Delaware state court located in Wilmington, Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

20. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

22. Notices. Any notices provided pursuant to this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by electronic mail. Notices provided pursuant to this Agreement shall be provided, (x) if to the Company, in accordance with the terms of the Merger Agreement, (y) if to any other party hereto, to the address or email address, as applicable, of such party set forth on Annex A hereto, or (z) to any other address or email address, as a party designates in writing to the other parties in accordance with this Section 22.

23. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

VICTORIA LIVSCHITZ CHARITABLE TRUST

By:	/s/ Victoria Livschitz
Name: Victoria Livschitz
Title: Trustee of Livschitz Charitable Trust

[Signature Page to Stockholder Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

GRID DYNAMICS INTERNATIONAL, INC.

By:	/s/ Leonard Livschitz
Name: Leonard Livschitz
Title: CEO

[Signature Page to Stockholder Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

VICTORIA LIVSCHITZ

By:	/s/ Victoria Livschitz

[Signature Page to Stockholder Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

LEONARD LIVSCHITZ

By:	/s/ Leonard Livschitz

[Signature Page to Stockholder Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

AUTOMATED SYSTEMS HOLDINGS LIMITED

By:	/s/ Leon Wang
Name:
Title:

[Signature Page to Stockholder Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

LIVSCHITZ CHILDREN’S CHARITABLE TRUST

By:	/s/ Victoria Livschitz
Name: Victoria Livschitz
Title: Trustee of Livschitz Children’s Charitable Trust

[Signature Page to Stockholder Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

BGV OPPORTUNITY FUND, L.P.

By:	/s/ Eric Benhamou
Name: Eric Benhamou
Title: Founder and General Partner

[Signature Page to Stockholder Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

CHASERG TECHNOLOGY ACOUISITION CORP.

By:	/s/ Lloyd Carney
Name: Lloyd Carney
Title: Chief Executive Officer

[Signature Page to Stockholder Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

SPONSOR

CHASERG TECHNOLOGY SPONSOR LLC

By:	/s/ Lloyd Carney
Name: Lloyd Carney
Title: Managing Member

By:
Name: Steven Fletcher
Title: Managing Member

By:
Name: Alex Vieux
Title: Managing Member

[Signature Page to Stockholder Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

SPONSOR

CHASERG TECHNOLOGY SPONSOR LLC

By:
Name: Lloyd Carney
Title: Managing Member

By:	/s/ Steven Fletcher
Name: Steven Fletcher
Title: Managing Member

By:
Name: Alex Vieux
Title: Managing Member

[Signature Page to Stockholder Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

SPONSOR

CHASERG TECHNOLOGY SPONSOR LLC

By:
Name: Lloyd Carney
Title: Managing Member

By:
Name: Steven Fletcher
Title: Managing Member

By:	/s/ Alex Vieux
Name: Alex Vieux
Title: Managing Member

[Signature Page to Stockholder Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

O. FOX CHARITABLE TRUST

By:	/s/ Stan Klimoff
Name: Stan Klimoff
Title: Trustee

[Signature Page to Stockholder Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

VLSK2019 LLC

By:	/s/ Victoria Livschitz
Name: Victoria Livschitz
Title: Stockholder

[Signature Page to Stockholder Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

GDB INTERNATIONAL INVESTMENT LIMITED

By:	/s/ Leon Wang
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

GDD INTERNATIONAL HOLDING COMPANY

By:	/s/ Leon Wang
Name:
Title:

Annex A

Voting Shares

Holder	Address	Shares of Common Stock	Warrants	Options	Other Equity Securities/Rights to Acquire Equity Securities
ASL/GDD/GDB		18,897,879
BGV		2,031,176
Sponsor		6,030,000	265,000
VLSK2019		559,202
Victoria Livschitz Charitable Trust		184,035
Livschitz Children’s Charitable Trust		78,871
Livschitz, Victoria				353,112
O. Fox Charitable Trust		105,162
Livschitz, Leonard				1,925,065

Exhibit A
Initial Designees

Designation:	Name:	Class:
“CEO Designee”	Leonard Livschitz	Class I
“ASL Designee”	Leon Wang	Class II/III
“ASL Designee”	Weihang Wang	Class II/III
“Sponsor Designee”	Lloyd Carney	Class II/III
“Sponsor Designee”	Eric Benhamou	Class II/III
“Unaffiliated Designee”	Shou Zhang	Class I
“Unaffiliated Designee”	Marina Levinson	Class I
“Unaffiliated Designee”	To be determined prior to Closing	Class II